As filed with the Securities and Exchange Commission on March 29, 2007

                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                    ---------

                                 RADVISION LTD.
             (Exact name of registrant as specified in its charter)

                    Israel                                None
     (State or other jurisdiction of
     incorporation or organization)        (I.R.S. Employer Identification No.)

               24 Raul Wallenberg Street, Tel Aviv, 69719, Israel
               (Address of Principal Executive Offices) (Zip Code)

                                 RADVISION LTD.
                         2000 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)
                                    ---------

                                 RADVision, Inc.
                                 Attn: Ray Glynn
                           8 Commerce Drive, Suite 100
                          Bedford, New Hampshire 03110
                     (Name and address of agent for service)

                                 (201) 689-6330
          (Telephone number, including area code, of agent for service)

                                   Copies to:

    Steven J. Glusband, Esq.                  Arnold Taragin, Esq., Adv.
  Carter Ledyard & Milburn LLP        Corporate Vice President & General Counsel
         2 Wall Street                              RADVision Ltd.
    New York, New York 10005                  24 Raul Wallenberg Street,
       (212) 732-3200                          Tel Aviv, 69719, Israel
                                                  (972)-(3)-767-9344


                                 _____________

                                                    CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                  Proposed maximum       Proposed maximum
Title of securities to be       Amount to be     offering price per     aggregate offering       Amount of
registered                     registered (1)           share                 price         registration fee (2)
-----------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value
NIS 0.1 per share.........      260,666 (3)          $23.83 (4)           $6,211,671            $190.70
-----------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value
NIS 0.1 per share.........      127,500 (5)          $20.05 (6)           $2,556,375             $78.48
-----------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value
NIS 0.1 per share.........      167,000 (5)          $17.60 (6)           $2,939,200             $90.23
-----------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value
NIS 0.1 per share.........      108,000 (5)          $15.86 (6)           $1,712,880             $52.59
-----------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value
NIS 0.1 per share.........      257,500 (5)          $16.75 (6)           $4,313,125            $132.41
-----------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value
NIS 0.1 per share.........        7,500 (5)          $19.91 (6)             $149,325              $4.58
-----------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value
NIS 0.1 per share.........      170,500 (5)          $20.08 (6)           $3,423,640            $105.11
-----------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value
NIS 0.1 per share.........       50,000 (5)          $14.00 (6)             $700,000             $21.49
-----------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value
NIS 0.1 per share.........       30,000 (5)          $20.16 (6)             $604,800             $18.57
-----------------------------------------------------------------------------------------------------------------
Total.....................    1,178,666                 N/A              $22,611,016            $694.16
-----------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of the Registrant's ordinary shares, par value NIS 0.1 per share (the "Ordinary Shares") that may be offered or issued pursuant to the RADVision Ltd. 2000 Employee Stock Option Plan by reason of stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: proposed maximum aggregate offering price multiplied by .0000307.

(3) Issuable under options that may be granted in the future under the Registrant's 2000 Employee Stock Option Plan.

(4) Pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is calculated based on the average of the daily high and low sale prices ($24.15 and $23.50) of the Ordinary Shares, as quoted on the NASDAQ Global Market on March 26, 2007.

(5) Issuable under options previously granted under the Registrant's 2000 Employee Stock Option Plan.


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



(6) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, in the case of Ordinary Shares purchasable upon exercise of outstanding options, the proposed maximum offering price is the exercise price provided for in the respective option grant.

                           ---------------------------


This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.


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


                                EXPLANATORY NOTE

         The purpose of this Registration Statement on Form S-8 is to register an additional 1,178,666 Ordinary Shares for issuance under the Registrant's 2000 Employee Stock Option Plan, or the Plan (with respect to which options to purchase 918,000 Ordinary Shares were previously granted under the Plan and options to purchase 260,666 Ordinary Shares may be granted in the future under the Plan). In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-66250) filed with the Securities and Exchange Commission (the "Commission") on July 30, 2001, as supplemented by the Registrant's Registration Statements on Form S-8 filed with the Commission on February 11, 2002, April 8, 2003, June 29, 2004 and July 29, 2005 (File Nos. 333-82488, 333-104377, 333-116964 and 333-127013,
respectively), are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8. EXHIBITS.

    Exhibit No.
    -----------

      4.1          Memorandum of Association (1)

      4.2          Articles of Association, as amended (1)

      4.3          Amendment to Articles of Association of the Registrant (2)

      4.4          RADVision Ltd. 2000 Employee Stock Option Plan (3)

      5 Opinion of Arnold Taragin, Esq., Adv., Corporate Vice President & General Counsel

      23.1         Consent of Arnold Taragin, Esq., Adv. (included in Exhibit 5)

      23.2 Consent of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global

      24           Power of Attorney (included as part of this Registration
                   Statement)


     ----------------------------------------

     (1) Filed as Exhibit 3.1 to the Registrant's registration statement on Form F-1 Registration Number 333-30916, filed with the Securities and Exchange Commission, and incorporated herein by reference.

     (2) Filed as Exhibit 1.3 to the Registrant's annual report on Form 20-F for the year ended December 321, 2005, filed with the Securities and Exchange Commission, and incorporated herein by reference.

     (3) Filed as Exhibit 10.1 to the Registrant's registration statement on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission, and incorporated herein by reference.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on March 29, 2007.



                                            RADVISION LTD.


                                            By: /s/ Boaz Raviv
                                                --------------
                                            Boaz Raviv
                                            Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Boaz Raviv and Tsipi Kagan, and each of them severally, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of RADVision Ltd., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 29, 2007 by the following persons in the capacities indicated.

   Signature                                  Title

   /s/Zohar Zisapel
   ----------------
   Zohar Zisapel                              Chairman of the Board of Directors

   /s/ Boaz Raviv
   --------------
   Boaz Raviv                                 Chief Executive Officer

   /s/ Tsipi Kagan
   ---------------
   Tsipi Kagan                                Chief Financial Officer and
                                                Principal Accounting Officer

   /s/ Joseph Atsmon
   -----------------
   Joseph Atsmon                              Director

   /s/ Dan Barnea
   --------------
   Dan Barnea                                 Director

   /s/ Liora Lev
   -------------
   Liora Lev                                  Director

   /s/ Andreas Mattes
   ------------------
   Andreas Mattes                             Director

   /s/ Efraim Wachtel
   ------------------
   Efraim Wachtel                             Director

   RADVision Inc.
   By: /s/ Ray Glynn
       -------------                          Authorized Representative
   Name: Ray Glynn                              in the United States
   Title: Vice President Sales - Americas





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